UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2023

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Contribution Agreement – Lago Vista

On November 28, 2023, LV Peninsula Holding LLC (“LV Holding”), a Delaware limited liability company and wholly owned subsidiary of Safe and Green Development Corporation (“SG DevCo”) (a majority owned subsidiary of Safe & Green Holdings Corp.) entered into a Contribution Agreement with Preserve Acquisitions, LLC, a Delaware limited liability company (“Preserve”), to form either a Delaware or Texas limited liability company or limited partnership (the “Joint Venture”) for the purpose of owning, holding for investment and ultimately selling a residential housing development (the “Project”) to be developed by the parties on approximately 59.3712 acres located in Lago Vista, Texas currently owned by LV Holding (the “Property”) upon the terms and conditions set forth in the Contribution Agreement and in the operating agreement of the Joint Venture to be negotiated between the parties (the “JV Agreement”). Upon execution of the Contribution Agreement, Preserve provided an earnest money deposit in the amount of $94,000 (the “Initial Earnest Money Payment”). Within 90 days of the execution of the Contribution Agreement, Preserve will provide an additional earnest deposit of $36,000 (the “Additional Earnest Money,” together with the Initial Earnest Money, the “Earnest Money”).

The Contribution Agreement provides that the parties will negotiate the JV Agreement within five months of the November 28, 2023 execution date of the Contribution Agreement. If the parties are unable to reach an agreement on the terms of the JV Agreement by such date either party may terminate the Contribution Agreement. The Contribution Agreement further provides that LV Holding will contribute the Property to the Joint Venture as a capital contribution to be valued at $11.5 million in the JV Agreement.

Pursuant to the Contribution Agreement, Preserve has been granted 150 days (which may be extended upon the making of certain payments) from the date of the execution of the Contribution Agreement to conduct due diligence (“Feasibility Period”), during which it may terminate the Contribution Agreement for any reason and receive a refund of its Earnest Money.

The Contribution Agreement provides that Preserve has 150 days from the date of the execution the Contribution Agreement to examine title and survey matters related to the Property and provide LV Holding written notice of objections which if uncured would allow Preserve, at its option, to receive a refund of its Earnest Money and any deposited amounts of extension fees. In addition, the Contribution Agreement provides that LV Holding must remove, pay and/or satisfy prior to or at Closing (as defined below) any monetary liens (as defined in the Contribution Agreement) on the Property.

The Contribution Agreement further provides that if Preserve fails to submit applications for the building permits necessary for the Phase 1 component of the Project within eleven months of the execution of the Contribution Agreement (the “Submittal Deadline”) and such failure is not cured within 30 days following the Submittal Deadline, then LV Holding may terminate the Contribution Agreement and the Earnest Money and any deposited amounts of extension fees shall be delivered to LV Holding as liquidated damages.

In addition, the Contribution Agreement sets forth remedies for breach of the Contribution Agreement, including. breach or default of any material representation, warranty, covenant or obligation under the Contribution Agreement.

The closing for the formation of the Joint Venture (the “Closing”) is to be held on the date which is 30 days after the expiration of the Feasibility Period subject to fulfillment of the following conditions: (a) an affiliate of Preserve, LV Holding or its affiliate (the “LV Member”) and a third party equity investor, if applicable, have executed and delivered the JV Agreement in form approved by Preserve and LV Holding, which terms must be consistent with waterfall provisions set forth in the Contribution Agreement; (b) the Joint Venture having secured a legally binding and unconditional commitment for construction financing and capital commitments sufficient for the Project from third parties (debt and equity); and (c) the Title Agent being unconditionally committed to issue the Owner’s Title Policy to the Joint Venture. In the event that any of the conditions set forth in (a) – (c) above are not satisfied on or prior to the Closing, either LV Holding or Preserve may elect to waive such closing condition and proceed to Closing or terminate the Contribution Agreement. If termination is pursuant to (c) above, Preserve will be entitled to a refund of all Earnest Money and extension fees.

At Closing, LV Holding must pay a 5% brokerage commission based upon the $11.5 million property value. Until the Closing or the earlier termination of the Contribution Agreement, LV Holding has agreed to not convey or encumber all or any portion of the Property, or any interest therein, or enter into any agreement granting to any person any right with respect to the Property (or any portion thereof), provided, however, prior to Closing, LV Holding may solicit, discuss, and negotiate purchase offers so long as it notifies all potential buyers that the Property is under contract pursuant to the Contribution Agreement.

The foregoing description of the Contribution Agreement and the transactions contemplated by the Contribution Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Contribution Agreement, a copy of which is included as Exhibit 10.1 and incorporated herein by reference.

Peak One Transaction

On November 30, 2023, SG DevCo entered into a Securities Purchase Agreement, dated November 30, 2023 (the “Purchase Agreement”) with Peak One Opportunity Fund, L.P. (“Peak One”), pursuant to which SG DevCo agreed to issue, in a private placement offering (the “Offering”) upon the satisfaction of certain conditions specified in the Purchase Agreement, two Debentures to Peak One in the aggregate principal amount of $1,200,000.

The closing of the first tranche was consummated on November 30, 2023 and SG DevCo issued an 8% convertible debenture in principal amount of Seven Hundred Thousand Dollars ($700,000.00) (the “Debenture”) to Peak One and a warrant (the “Warrant”) to purchase up to Three Hundred and Fifty Thousand (350,000) shares of SG DevCo’s common stock, to Peak One’s designee as described in the Purchase Agreement. The Debenture was sold to Peak One for a purchase price of $630,000, representing an original issue discount of ten percent (10%). In connection with the offering, SG DevCo paid $17,500 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the transactions contemplated by the Purchase Agreement and issued to Peak One and its designee an aggregate total of 100,000 shares of its restricted common stock (the “Commitment Shares”) as described in the Purchase Agreement.

Under the Purchase Agreement, a closing of the second tranche may occur subject to the mutual written agreement of Peak One and SG DevCo and satisfaction of the closing conditions set forth in the Purchase Agreement at any time after January 29, 2024, upon which SG DevCo would issue and sell to Peak One on the same terms and conditions a second 8% convertible debenture in the principal amount of Five Hundred Thousand Dollars ($500,000.00) (the “Second Debenture”, and together with the Debenture, the “Debentures”) for a purchase price of $450,000, representing an original issue discount of ten percent (10%).

SG DevCo entered into a Registration Rights Agreement with Peak One where it agreed to register the Commitment Shares and the shares of Common Stock issuable under the Debenture and the Warrant with the Securities and Exchange Commission (the “SEC”).

On November 30, 2023, SG DevCo also entered into an Equity Purchase Agreement (the “EP Agreement”) and related Registration Rights Agreement (the “Rights Agreement”) with Peak One, pursuant to which SG DevCo shall have the right, but not the obligation, to direct Peak One to purchase up to $10,000,000.00 (the “Maximum Commitment Amount”) in shares of SG DevCo’s common stock in multiple tranches upon satisfaction of certain terms and conditions contained in the EP Agreement. Further, under the EP Agreement and subject to the Maximum Commitment Amount, SG DevCo has the right, but not the obligation, to submit a Put Notice (as defined in the EP Agreement) from time to time to Peak One (i) in a minimum amount not less than $25,000.00 and (ii) in a maximum amount up to the lesser of (a) $750,000.00 or (b) 200% of the Average Daily Trading Value (as defined in the EP Agreement).

In connection with the EP Agreement, SG DevCo agreed, among other things, to issue to Peak One’s designee 100,000 shares of its restricted common stock as provided in the EP Agreement, and file a registration statement registering the common stock issued or issuable to Peak One and its designee under the EP Agreement for resale with the SEC.

The number of shares of SG DevCo’s common stock that may be issued upon conversion of the Debentures and exercise of the Warrant, and inclusive of the Commitment Shares and any shares issuable under and in respect of the EP Agreement, dated November 30, 2023, is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of SG DevCo’s common stock on the closing date, 1,999,000 shares, unless shareholder approval to exceed the Exchange Cap is approved.

The foregoing description of the Purchase Agreement, Debentures, Warrant, Registration Rights Agreement, EP Agreement and Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are included as Exhibit 10.2, 4.1, 4.2, 10.3, 10.4 and 10.5, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Debenture, dated November 30, 2023, in the principal amount of $700,000 (Incorporated by reference to Exhibit 4.1 to Safe and Green Development Corporation’s Form 8-K filed with the SEC on December 1, 2023)
4.2	Warrant, dated November 30, 2023 (Incorporated by reference to Exhibit 4.2 to Safe and Green Development Corporation’s Form 8-K filed with the SEC on December 1, 2023)
10.1	Contribution Agreement between LV Peninsula Holding LLC and Preserve Acquisitions, LLC entered into as of November 28, 2023 (Incorporated by reference to Exhibit 10.1 to Safe and Green Development Corporation’s Form 8-K filed with the SEC on December 4, 2023)
10.2	Securities Purchase Agreement, dated November 30, 2023 (Incorporated by reference to Exhibit 10.1 to Safe and Green Development Corporation’s Form 8-K filed with the SEC on December 1, 2023)
10.3	Registration Rights Agreement, dated November 30, 2023 (Incorporated by reference to Exhibit 10.2 to Safe and Green Development Corporation’s Form 8-K filed with the SEC on December 1, 2023)
10.4	Equity Purchase Agreement, dated November 30, 2023 (Incorporated by reference to Exhibit 10.3 to Safe and Green Development Corporation’s Form 8-K filed with the SEC on December 1, 2023)
10.5	Registration Rights Agreement, dated November 30, 2023 (Incorporated by reference to Exhibit 10.4 to Safe and Green Development Corporation’s Form 8-K filed with the SEC on December 1, 2023)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: December 4, 2023	By:	/s/ Paul M. Galvin
		Name:	Paul M. Galvin
		Title:	Chief Executive Officer

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